Exhibit (d)(1)(i)(A)(v)

AMENDMENT NO. 4

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 4 to the Investment Management Agreement (“Amendment No. 4”), effective as of February 8, 2013 between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Equitable Funds Management Group, LLC, a limited liability corporation organized in the State of Delaware (“AXA FMG” or “Manager”).

The Trust and AXA FMG agree to modify and amend the Investment Management Agreement, dated as of May 1, 2011, as amended (“Agreement”), as follows:

1.	New Portfolios. The Trust hereby appoints AXA FMG as the investment manager of the following new Portfolios:

EQ/Emerging Markets Equity PLUS Portfolio

EQ/High Yield Bond Portfolio

EQ/International Small Cap PLUS Portfolio

EQ/Natural Resources PLUS Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/Real Estate PLUS Portfolio

(collectively, the “New Portfolios”)

on the terms and conditions contained in the Agreement.

2.	Duration of Agreement.

a.	Except as noted in subsection (b) below, with respect to each Portfolio specified in Appendix A to the Agreement (except as provided below), the Agreement will continue in effect another 12 months beyond August 31, 2013 and may be continued thereafter pursuant to subsection (c) below.

b.	With respect to the New Portfolios, the Agreement will continue in effect for two years after the effective date of Amendment No. 4 and may be continued thereafter pursuant to subsection (c) below.

c.	With respect to each Portfolio, the Agreement shall continue in effect annually after the date specified in subsection (a) or (b), as the case may be, only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the agreement or interested persons (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”), and by either the Board of Trustees or a vote of a majority of the outstanding shares of the Portfolio. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) vote to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

3.	Name Change: Effective May 2012, the name of the EQ/Intermediate Government Bond Index Portfolio was changed to EQ/Intermediate Government Bond Portfolio. Effective September 2012, the name of the EQ/AllianceBernstein Short-Term Government Bond Portfolio was changed to EQ/AllianceBernstein Short Duration Government Bond Portfolio.

4.	Appendix A: Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which FMG LLC is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto, and

5.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to FMG LLC with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh Chief Financial Officer and Treasurer		Steven M. Joenk Chairman, Chief Executive Officer and President

APPENDIX A

AMENDMENT NO. 4 TO

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

ATM International Portfolio
ATM Large Cap Portfolio
ATM Mid Cap Portfolio
ATM Small Cap Portfolio
AXA Tactical Manager 2000 Portfolio
AXA Tactical Manager 400 Portfolio
AXA Tactical Manager 500 Portfolio
AXA Tactical Manager International Portfolio
EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio
EQ/AllianceBernstein Short-Term Bond Portfolio
EQ/AllianceBernstein Short-Term Government Bond Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio
EQ/BlackRock Basic Value Equity Portfolio
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Common Stock Index Portfolio
EQ/Core Bond Index Portfolio
EQ/Davis New York Venture Portfolio
EQ/Emerging Markets Equity PLUS Portfolio
EQ/Equity 500 Index Portfolio
EQ/Equity Growth PLUS Portfolio
EQ/Franklin Core Balanced Portfolio
EQ/Global Bond PLUS Portfolio
EQ/Global Multi-Sector Equity Portfolio
EQ/High Yield Bond Portfolio
EQ/Intermediate Government Bond Portfolio

EQ/International Core PLUS Portfolio
EQ/International Equity Index Portfolio
EQ/International ETF Portfolio
EQ/International Small Cap PLUS Portfolio
EQ/International Value PLUS Portfolio
EQ/JPMorgan Value Opportunities Portfolio
EQ/Large Cap Core PLUS Portfolio
EQ/Large Cap Growth Index Portfolio
EQ/Large Cap Growth PLUS Portfolio
EQ/Large Cap Value Index Portfolio
EQ/Large Cap Value PLUS Portfolio
EQ/Lord Abbett Large Cap Core Portfolio
EQ/Mid Cap Index Portfolio
EQ/Mid Cap Value PLUS Portfolio
EQ/Money Market Portfolio
EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/Mutual Large Cap Equity Portfolio
EQ/Natural Resources PLUS Portfolio
EQ/Oppenheimer Global Portfolio
EQ/PIMCO Global Real Return Portfolio
EQ/Quality Bond PLUS Portfolio
EQ/Real Estate PLUS Portfolio
EQ/Small Company Index Portfolio
EQ/Templeton Global Equity Portfolio
EQ/Van Kampen Comstock Portfolio
EQ/Wells Fargo Omega Growth Portfolio

APPENDIX B

AMENDMENT NO. 4 TO

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

Index Portfolios	First $4 Billion	Thereafter
EQ/Calvert Socially Responsible	0.500%	0.490%
EQ/Common Stock Index	0.350%	0.340%
EQ/Core Bond Index	0.350%	0.340%
EQ/Equity 500 Index	0.250%	0.240%
EQ/Intermediate Government Bond	0.350%	0.340%
EQ/International Equity Index	0.400%	0.390%
EQ/Large Cap Growth Index	0.350%	0.340%
EQ/Large Cap Value Index	0.350%	0.340%
EQ/Mid Cap Index	0.350%	0.340%
EQ/Small Company Index	0.250%	0.240%

(as a percentage of average daily net assets)
Money Market Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/AllianceBernstein Dynamic Wealth Strategies	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AllianceBernstein Small Cap Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AXA Franklin Small Cap Value Core	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/BlackRock Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Davis New York Venture	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Franklin Core Balanced	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Global Multi-Sector Equity	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/International ETF	0.400%	0.400%	0.400%	0.400%	0.400%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Lord Abbett Large Cap Core	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Mutual Large Cap Equity	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Morgan Stanley Mid Cap Growth	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%
EQEQ/Templeton Global Equity	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Van Kampen Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Wells Fargo Omega Growth	0.650%	0.600%	0.575%	0.550%	0.525%

(as a percentage of average daily net assets)
PLUS Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Emerging Markets Equity PLUS	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Equity Growth PLUS	0.500%	0.450%	0.425%	0.400%	0.375%
EQ/International Core PLUS	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/International Small Cap PLUS	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/International Value PLUS	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Mid Cap Value PLUS	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Large Cap Growth PLUS	0.500%	0.450%	0.425%	0.400%	0.375%
EQ/Large Cap Core PLUS	0.500%	0.450%	0.425%	0.400%	0.375%
EQ/Large Cap Value PLUS	0.500%	0.450%	0.425%	0.400%	0.375%
EQ/Natural Resources PLUS	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Real Estate PLUS	0.550%	0.500%	0.475%	0.450%	0.425%

(as a percentage of average daily net assets)
PLUS Portfolios	First $4 Billion	Next $4 Billion	Thereafter
EQ/Global Bond PLUS	0.550%	0.530%	0.510%
EQ/Quality Bond PLUS	0.400%	0.380%	0.360%

(as a percentage of average daily net assets)
Fixed Income Portfolios	First $2 Billion	Next $2 Billion	Thereafter
EQ/AllianceBernstein Short-Term Bond	0.450%	0.430%	0.410%
EQ/AllianceBernstein Short Duration Government Bond	0.450%	0.430%	0.410%

(as a percentage of average daily net assets)
Fixed Income Portfolios	First $4 Billion	Next $4 Billion	Thereafter
EQ/High Yield Bond	0.600%	0.580%	0.560%

(as a percentage of average daily net assets)
Fixed Income Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/PIMCO Real Return	0.600%	0.575%	0.550%	0.530%	0.520%

(as a percentage of average daily net assets)
Tactical Portfolios	First $3 Billion	Next $4 Billion	Thereafter
ATM International Portfolio	0.450%	0.430%	0.410%
ATM Large Cap Portfolio	0.450%	0.430%	0.410%
ATM Mid Cap Portfolio	0.450%	0.430%	0.410%
ATM Small Cap Portfolio	0.450%	0.430%	0.410%
AXA Tactical Manager 2000 Portfolio	0.450%	0.430%	0.410%
AXA Tactical Manager 400 Portfolio	0.450%	0.430%	0.410%
AXA Tactical Manager 500 Portfolio	0.450%	0.430%	0.410%
AXA Tactical Manager International Portfolio	0.450%	0.430%	0.410%